UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 17, 2005

SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

1-14791 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Andrew Wallace, Chief Executive Officer
145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2
(Address of principal executive offices)

(604)669-4771
(Registrant’s telephone number, including area code)

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On November 17, 2005, Solar Energy Limited (“Company”) entered into an Amendment to the Stock Purchase Agreement (“D2 Amendment”) with D2Fusion Inc. (“D2Fusion”) and Russ George, the sole shareholder of D2Fusion, in connection with the Company’s acquisition of D2Fusion.

The Company acquired 100% of the common stock of D2Fusion for a purchase price of two million dollars ($2,000,000) in the form of a convertible debenture pursuant to a Stock Purchase Agreement dated August 18, 2005 (“D2 Agreement”). The convertible debenture had a 5 year term, bore interest at 5% (payable only in the event that D2Fusion realized net income from operations) and was convertible into the Company’s shares at 10% below market, not to exceed one dollar ($1.00), twelve months after the execution of the D2 Agreement through the remaining term of the debenture. The D2 Agreement also required the Company to appoint Russ George to the Company’s board of directors.

The D2 Amendment amended the D2 Agreement to permit Mr. George to convert the convertible debenture into shares of the Company’s common stock at any time through the remaining term of the debenture and deleted the requirement that Mr. George be appointed to the board of directors of the Company.

Mr. George elected to convert the convertible debenture for $2,000,000 at $1.00 a share or 2,000,000 shares of the Company’s common stock on November 21, 2005.

On November 17, 2005, the Company entered into an Amendment to the Stock Purchase Agreement (“Planktos Amendment”) with Planktos Inc. (“Planktos”) and Russ George, the sole shareholder of Planktos, in connection with the Company’s acquisition of Planktos.

The Company acquired 100% of the common stock of Planktos for a purchase price of one million five hundred thousand dollars ($1,500,000) in the form of a convertible debenture pursuant to a Stock Purchase Agreement dated August 10, 2005 (“Planktos Agreement”). The convertible debenture had a 5 year term, bore interest at 5% (payable only in the event that Planktos realized net income from operations) and was convertible into the Company’s shares at 10% below market, not to exceed one dollar ($1.00), twelve months after the execution of the Planktos Agreement through the remaining term of the debenture. The Planktos Agreement also required the Company to appoint Russ George to the Company’s board of directors.

The Planktos Amendment amended the Planktos Agreement to permit Mr. George to convert the convertible debenture into shares of the Company’s common stock at any time through the remaining term of the debenture and deleted the requirement that Mr. George be appointed to the board of directors of the Company.

Mr. George elected to convert the convertible debenture for $1,500,000 at $1.00 a share or 1,500,000 shares of the Company’s common stock on November 21, 2005.

Item 3.02           Unregistered Sales of Equity Securities

On November 17, 2005 the Company authorized the issuance of 3,500,000 shares of common stock to Russ George on the conversion of debentures with an aggregate value of $3,500,000 at $1.00 pursuant to the terms of the D2 Agreement as amended and the Planktos Agreement, as amended. The Company relied on exemptions provided by Section 4(2) and Regulation D of the Securities Act. No sales commissions were paid in connection with this transaction.

The Company made this offering based on the following factors: (1) the issuance was an isolated private transaction by the Company which did not involve a public offering; (2) there was only one offeree who was issued the Company’s stock for on the conversion of debentures; (3) the offeree stated an intention not to resell the stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the stock took place directly between the offeree and the Company.

Item 7.01           Regulation FD Disclosure

The information contained herein includes the D2 Amendment dated November 17, 2005 between the Company, D2Fusion and Russ George attached as Exhibit 10(i), the Planktos Amendment dated November 17, 2005 between the Company, Planktos and Russ George attached as Exhibit 10(ii), and a press release dated November 28, 2005 announcing the amendments and the conversion attached as Exhibit 99, all of which are incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Securities and Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01           Financial Statements and Exhibits

The following exhibits are included

Exhibit No.	Page No.	Description
10(i)	Attached	Amendment to the Stock Purchase Agreement dated November 17, 2005 between the Company, D2Fusion and Russ George.
10(ii)	Attached	Amendment to the Stock Purchase Agreement dated November 17, 2005 between the Company, Planktos and Russ George.
99	Attached	Press Release dated November 28, 2005 announcing the conversion of debentures pursuant to the D2Fusion and Planktos acquisitions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solar Energy Limited                                                                                       Date

By: /s/ Andrew Wallace                                                                                       November 28, 2005

Name: Andrew Wallace

Title: Chief Executive Officer